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                    Opinion of Fulbright & Jaworski L.L.P.
                                                                     Exhibit 5.1

                   [FULBRIGHT & JAWORSKI L.L.P. LETTERHEAD]

                                                   June 20, 2000


Midway Airlines Corporation
2801 Slater Road
Suite 200
Morrisville, North Carolina 27560

Ladies and Gentlemen:

     We refer to the Registration Statement on Form S-3 (File No. 333-38244) (the "Registration Statement") filed by Midway Airlines Corporation, a Delaware corporation (the "Company"), with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act"), for the purpose of registering (i) 8,613,592 shares of the Company's common stock, par value $0.01 per share (the "Common Stock"), and (ii) subscription rights to purchase the Common Stock (the "Rights"). The Company will distribute the Rights pro rata to the holders of the Company's common stock and the Company proposes to issue shares of the Common Stock upon exercise of the Rights (the "Rights Offering").

     As counsel to the Company, we have examined such corporate records, documents and questions of law as we have deemed necessary or appropriate for the purposes of this opinion. In such examinations, we have assumed the genuineness of signatures and the conformity to the originals of the documents supplied to us as copies. As to various questions of fact material to this opinion, we have relied upon statements and certificates of officers and representatives of the Company.

     On the basis of such examination, we are of the opinion that:

     1. Upon distribution of the Rights pursuant to the Rights Offering, as described in the Registration Statement and the prospectus constituting a part of the Registration Statement (the "Prospectus"), the Rights will be duly authorized and validly issued.

     2. Upon issuance and payment therefor pursuant to the Rights Offering, as described in the Registration Statement and the Prospectus, such shares of the Common Stock issuable upon exercise of the Rights will be duly authorized, validly issued, fully paid and non-assessable.

     We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to this firm under the heading "Legal Matters" in the Prospectus. We do not
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admit by giving this consent that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

                              Very truly yours,


                              Fulbright & Jaworski L.L.P.